Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Tortoise Energy Infrastructure Corporation does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Tortoise Energy Infrastructure Corporation for the year ended November 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Tortoise Energy Infrastructure Corporation for the stated period.

/s/ David J. Schulte David J. Schulte President, Tortoise Energy Infrastructure Corporation	/s/ Terry C. Matlack Terry C. Matlack Treasurer, Tortoise Energy Infrastructure Corporation
Dated: January 28, 2005

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Tortoise Energy Infrastructure Corporation for purposes of the Securities Exchange Act of 1934.